SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 20, 2001
                                ----------------



                               CROWN VANTAGE, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)



         Virginia                    1-13868                      54-1752384
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(State or other jurisdiction       (Commission                (IRS Employer
    of incorporation)              File Number)              Identification No.)


    4445 Lake Forest Drive, Cincinnati, OH                         45242
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  (Address of principal executive offices)                      (Zip Code)


        Registrant's telephone number, including area code (513) 769-7555
                                 --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)




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Item 2.  Acquisition or Disposition of Assets

        On June 20, 2001, Crown Vantage, Inc. and its wholly owned subsidiary, Crown Paper Co. (collectively, "Crown"), announced that Crown had completed the sale of its integrated mill located in St. Francisville, Louisiana and certain related assets to Tembec USA LLC (the "Buyer"), a Delaware limited liability company and an indirect wholly owned subsidiary of Tembec Inc., a Quebec corporation ("Tembec"), pursuant to an asset purchase agreement dated as of June 1, 2001 (the "Asset Purchase Agreement"). The consideration for the sale includes $140 million in cash and $45 million in shares of common stock, without par value, of Tembec (valued as of the signing of the Asset Purchase Agreement) subject to a post-closing working capital adjustment. In addition, the Buyer agreed to assume certain liabilities of Crown. The sale, structured as a sale of assets under Section 363 of the Bankruptcy Code, was approved by the United States Bankruptcy Court for the Northern District of California at a hearing held on June 15, 2001.

        The press release announcing the closing of the transaction is attached hereto as Exhibit 99.1 and the foregoing description is qualified by reference to the text of such press release.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial statements of business acquired.

                  None.

         (b)      Pro forma financial information

                  Crown filed for Chapter 11 protection on March 15, 2000. Pursuant to the Bankruptcy Code, it had continued to manage and possess all of its properties until they are either sold or abandoned. The integrated mill in St. Francisville sold to the Buyer was the last remaining operating mill of Crown. Substantially all of the assets of Crown have now been either sold or abandoned. Consequently, Crown will not file any pro forma financial information relating to the disposition of assets reported in this Current Report.

         (c)      Exhibits

                  99.1 Press Release issued by Crown Vantage Inc. and Crown Paper Co. on June 20, 2001 with respect to the completion of the sale of St. Francisville Mill and certain related assets to Tembec.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         CROWN VANTAGE, INC.


June 20, 2001                            /s/ Kent A. Bates
                                         ---------------------------------------
                                         Name:   Kent A. Bates
                                         Title:  Vice President, Corporate
                                                 Controller, and Chief
                                                 Accounting Officer


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                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       ---------

99.1              Press Release issued by Crown Vantage Inc. and Crown Paper Co.
                  on June 20, 2001 with respect to the completion of the sale of St. Francisville Mill and certain related assets to Tembec.